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                                                                     EXHIBIT 3.1


             RESTATED CERTIFICATE OF INCORPORATION
                              OF
                    GILLETT HOLDINGS, INC.


                 Under Sections 242 and 245 of
              the General Corporation Law of the
                       State of Delaware


          FIRST.  The name of the corporation is Gillett
Holdings, Inc. (the "Corporation"). The Corporation was incorporated in Delaware on October 15, 1985.

          SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD. This Restated Certificate of Incorporation, which restates and amends the Restated Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware ("Delaware General Corporation Law") and in accordance with
Section 303 of the Delaware General Corporation Law.

          FOURTH. The Restated Certificate of Incorporation is hereby amended and restated so as to read in its entirety as follows:

                           ARTICLE 1

                The name of the Corporation is:

                      Vail Resorts, Inc.

                           ARTICLE 2

          The address of the Corporation's registered office in the state of Delaware is:

                      1209 Orange Street
                     County of New Castle
                  Wilmington, Delaware 19801.




            The name of the Corporation's registered agent at
such address is The Corporation Trust Company.
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                                 ARTICLE 3

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE 4

            The Corporation is authorized to issue (x) two classes of voting common stock to be designated "Class A Common Stock" and "Common Stock" (collectively referred to as the "Company Common Stock") and (y) preferred stock (the "Preferred Stock"). The total number of shares of capital stock authorized for the Corporation is 85,000,000 shares; 20,000,000 shares of Class A Common Stock, par value $.01 per share, 40,000,000 shares of Common Stock, par value $.01 per share and 25,000,000 shares of Preferred Stock, par value $.01 per share. The Preferrred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the board of directors of the Corporation (the "Board"). The resolution of resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this Article 4, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board under the Delaware General Corporation Law.

                           CLASS A COMMON STOCK

            SECTION 4.01  Voting Rights.  Each share of Class A
Common Stock held of record as of the record date of any meeting shall be entitled to one vote on each matter submitted to a vote of the stockholders.

            SECTION 4.02 Subdivision or Combination of Class A Common Stock. The shares of Class A Common Stock shall not be subdivided by a stock split, reclassification or otherwise, or combined by reverse stock split, reclassification or otherwise,




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                                      -3-

unless, at the same time, the shares of Common Stock are proportionately on a per share basis so divided or combined.

            SECTION 4.03  Dividends.  When and as dividends are
declared, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Common Stock shall be entitled to share ratably, on a share-for-share basis, in such dividends.

            SECTION 4.04 Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of the Class A Common Stock shall be entitled to share ratably with the holders of the Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders.

            SECTION 4.05 Transfers. A person holding shares of Class A Common Stock of record may transfer shares of Class A Common Stock; provided, however, that upon such transfer, such shares shall be converted into an equal number of shares of Common Stock in the manner provided in Section 4.06(b) hereof unless such transfer is to an Affiliate. The Corporation shall not register the transfer of such shares of Class A Common Stock, whether by sale, gift or otherwise, except to an Affiliate.

            SECTION 4.06 Conversion of Shares of Class A Common Stock into Shares of Common Stock. (a) Conversion of All
Class A Common Stock. When the number of shares of Class A Common Stock which are issued and outstanding falls below 2,500,000 (as such number shall be adjusted by reason of any stock split, reverse stock split, reclassification or other similar transaction occurring after the initial issuance of the Class A Common Stock), then, immediately upon the occurrence of such event, each outstanding share of Class A Common Stock shall be converted into a share of Common Stock. In the event of such conversion, certificates formerly representing outstanding shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

            (b) Conversion upon Transfer. In the event a holder of Class A Common Stock sells or transfers such shares other than to an Affiliate as provided in Section 4.05 above, then such sale or transfer shall be deemed (i) an election by the holder thereof first to convert such shares of Class A Common
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                                      -4-

Stock into shares of Common Stock on a share-for-share basis, and (ii) a sale or transfer of such shares of Class A Common Stock. Such conversion shall be deemed effective as of the time of such sale or transfer. Upon presentation to the Corporation's transfer agent of the certificate or certificates representing such shares of Class A Common Stock, a certificate or certificates representing an equal number of shares of Common Stock shall be issued in the name of the transferee.

            (c) Conversion at Option of Holder. Subject to the terms and conditions of Section 4.05 hereof and this
Section 4.06(c), each share of Class A Common Stock shall be convertible at any time or from time to time, at the option of the holder thereof at the office of any transfer agent for
Class A Common Stock, and at such other place or places, if
any, as the Board may designate or, if the Board shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class A Common Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on
such conversion. Before any holder of Class A Common Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Class A Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder irrevocably elects so to convert said Class A Common Stock in accordance with the terms of this Section 4.06(c), and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class A Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class A Common Stock was so surrendered, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which it shall be entitled by reason of said conversion. Subject to the provisions of Section 4.06(d)(ii) hereof, such conversion shall be deemed
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                                      -5-


to have been made as of the date of such surrender of the Class A Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class A Common Stock shall be treated for all purposes as the record holder of such Common Stock on such date.

            (d) General. (i) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

            (ii) The Corporation shall not be required to convert Class A Common Stock, and no surrender of Class A Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class A Common stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the conversion had been made on the date such Class A Common Stock was surrendered.

            (iii) The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

            (iv) The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of Class A Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the record owner of shares of Class A Common Stock or is an Affiliate, as the case may be.

                               COMMON STOCK

            SECTION 4.07  Reservation of Shares.  The Corporation
shall at all times reserve and keep available out of its
authorized but unissued shares of Common Stock, solely for the
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                                      -6-

purpose of effecting the conversion of Class A Common Stock set forth in Section 4.05 hereof, the number of shares of Common
Stock which shall then be issuable upon conversion of the Class A Common Stock.

            SECTION 4.08  Voting Rights.  Each share of Common
Stock held of record as of the record date of any meeting shall be entitled to one vote on each matter submitted to a vote of the stockholders.

            SECTION 4.09 Subdivision or Combination of Common Stock. The shares of Common Stock shall not be subdivided by a stock split, reclassification or otherwise, or combined by reverse stock split, reclassification or otherwise, unless, at the same time, the shares of Class A Common Stock are proportionately on a per share basis so divided or combined.

            SECTION 4.10 Dividends. When and as dividends are declared, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Common Stock shall be entitled to share ratably, on a share-for-share basis, in such dividends.

            SECTION 4.11 Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of the Class A Common Stock shall be entitled to share ratably with the holders of the Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, that is, an equal amount of such assets for each share of Class A Common Stock and Common Stock.

            SECTION 4.12  Certain Definitions.  For purposes of
this Restated Certificate of Incorporation:

            "Affiliate" of any person means any other person controlling, controlled by, or under common control with, such person. A person shall be deemed to "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with") another person if the controlling person owns 51% of more, or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by contract or otherwise. For the purposes of Sections 4.05 and 4.06 hereof, "Affiliate" of a particular entity, if such entity is a fund or
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investment vehicle or account managed, advised or controlled by another entity, shall include another fund or investment vehicle or account managed, advised or controlled by the same entity or an Affiliate of such entity.

            "Business Segment" means any of the beef products, communications or ski resort business segments of the Subsidiaries prior to the Petition Date.

            "Effective Date" means October 8, 1992.

            "Petition Date" means February 27, 1991.

            "Plan of Reorganization" means the Debtors' Second Amended Joint Plan of Reorganization of the Corporation and its subsidiaries dated June 19, 1992, as supplemented, confirmed by the United States Bankruptcy Court for the District of Colorado on August 3, 1992, as it may be amended or modified from time to time.

            "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock entitled to vote for the election of directors was owned or controlled, directly or indirectly, prior to the Petition Date by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more of its Subsidiaries.

                                 ARTICLE 5

                                 Directors

            SECTION 5.01  Number of Directors.  The Board shall
consist of one or more members.  The number of directors
("Directors") shall be fixed in the manner provided in the by-laws of the Corporation.

            SECTION 5.02  Election of Directors.  Directors will
be elected as follows:

            (a) Class 1 Directors. The holders of Class A Common Stock shall elect the Class 1 Directors by majority vote. Each share of Class A Common Stock held of record as of the date of such election shall be entitled to one vote for each Director.

            (b)  Class 2 Directors.  The holders of the Common
Stock shall elect the Class 2 Directors by majority vote.  Each
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                                      -8-

share of Common Stock held of record as of the date of such election shall be entitled to one vote for each Director.

            (c) Outstanding Class A Common Stock. As long as any Class A Common Stock is outstanding, the Class 1 Directors will constitute two-thirds of the Directors and the Class 2
Directors will constitute one-third of the Directors.

            SECTION 5.03  Amendment of By-Laws.  The Board shall
have the power to adopt, amend, or repeal the by-laws of the Corporation.

                                 ARTICLE 6

                           Amendment and Repeal

            This Restated Certificate of Incorporation may not be amended or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 51% of the outstanding shares of Common Stock entitled to vote generally in the election of Directors (considered for this purpose as one class).

                                 ARTICLE 7

                          Liability of Directors

            To the fullest extent permitted under the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect, no Director shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director. In addition to, and not by way of limitation of, the preceding sentence, no Director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this
Article 7 shall not adversely affect any right or protection of a Director existing prior to such repeal or modification.
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                                      -9-

                                 ARTICLE 8

                              Indemnification

            SECTION 8.01  Indemnity.  Except as limited by
Section 8.02 hereof, each person serving as a director, officer or employee of the Corporation whether before, on or after the Effective Date who is or was or had agreed to become a director or officer or employee of the Corporation whether before, on or after the Petition Date, and each such person serving as a director, officer or employee whether before, on or after the Effective Date who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation whether before, on or after the Petition Date as a director, officer or employee of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect.

            SECTION 8.02  Pre-Petition Date Actions.
Notwithstanding anything contained in the foregoing
Section 8.01 to the contrary, with respect to any and all investigations, claims, actions, suits or proceedings arising out of any act, conduct or omission which (a) did not occur in the ordinary course of operating a Business Segment of one or more of the Subsidiaries and (b) occurred prior to the Petition
Date, the indemnification described in Section 8.01 shall be the joint and several liability of the Corporation and its subsidiaries and GHTV, Inc. and its subsidiaries and shall be limited for all officers, directors and employees of the Corporation and its subsidiaries and GHTV, Inc. and its subsidiaries entitled to such indemnification to an aggregate amount not to exceed $2,500,000 for the defense costs and expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by all such persons who are parties in any manner, or threatened to be made a party, to any such threatened, pending or completed investigations, claims, actions, suits or proceedings, whether criminal, civil, administrative or investigative (including, without limitation, any actions, suits or proceedings by or in the right of the Corporation or its subsidiaries or GHTV, Inc. or its subsidiaries to procure a judgment or judgments in its favor) by reason of the fact that such persons were directors or officers or employees of the Corporation or any Subsidiary prior to the Petition Date. Notwithstanding
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anything contained in this Section 8.02 to the contrary, the Board in its sole discretion may adopt by-laws which provide for the use of all or any portion of such amount to pay any portion of, or any settlement or judgment with respect to, the amount of any such investigation, claim, action, suit or proceeding. Any amount so used shall be applied in reduction of such $2,500,000 aggregate maximum amount.

            SECTION 8.03 Modification of Indemnification. Without limiting the generality or the effect of the foregoing Sections 8.01 and 8.02, the Corporation may adopt by-laws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 8 or the Delaware General Corporation Law or any other applicable law. Notwithstanding anything contained in
Article 6 of this Restated Certificate of Incorporation or in the by-laws of the Corporation to the contrary, the amendment or repeal of, or adoption of any provision inconsistent with, this Article 8 shall be taken only upon the affirmative vote of the holders of at least 80% of the Common Stock issued and outstanding entitled to vote thereon, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article 8 shall not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.

            SECTION 8.04  Non-Exclusivity.  The right of
indemnification provided in this Article 8 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled including, without limitation, pursuant to the Plan of Reorganization or any contract approved by a majority of the Directors, whether or not the Directors approving such contract are or are to be or may become parties to such contract or similar contracts.

                                 ARTICLE 9

                         Management of Corporation

            The business and affairs of the Corporation shall be managed under the direction of the Board as provided in the by-laws of the Corporation and as may be delegated from time to time to committees of the Board pursuant to the terms of the by-laws of the Corporation.



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            IN WITNESS WHEREOF, said Gillett Holdings, Inc. has
caused this Certificate to be signed by its President and attested by its Secretary, this 3rd day of June, 1996.

                                    Gillett Holdings, Inc.


                                    By /s/ Andrew P. Daly, President
                                      ---------------------------------



ATTEST:


By /s/ James S. Mandel
  -----------------------------
   Secretary